Exhibit 99.2

Transcript of
Lexington Realty Trust (LXP)
Q4 Earnings Conference Call
February 27, 2008

Participants
T. Wilson Eglin, President, CEO
Patrick Carroll, CFO
Natasha Roberts, EVP, Director of Real Estate Operations
Lisa Soares, Investor Relations
Robert Roskind, Co-Vice Chairman
Michael Ashner, Executive Chairman, Director of Strategic Acquisitions
Presentation
Operator
Greetings and welcome to the Lexington Realty Trust fourth quarter earnings conference call. At this time, all participants are in the listen only mode. A brief question and answer session will follow the formal presentation. [Operator instructions] As a reminder, this conference is being recorded.
It is now my pleasure to introduce your host Miss Lisa Soares, Investor Relations Corporation and Development. Thank you Miss Soares. You may begin.
Lisa Soares - Lexington Realty Trust - Investor Relations
Thanks Jonathan. Hello and welcome to the Lexington Realty Trust fourth quarter earnings conference call. The earnings press release was distributed over the wire this morning and the release and supplemental disclosure package will be furnished on the Form 8-K. In the press release and supplemental disclosure package Lexington has reconciled all non-GAAP financial measures to the most directly comparable GAAP measures in accordance with Regulation G requirements. If you do not receive a copy these documents are available on Lexington’s website at www.LXP.com in the Investor Relations section. Additionally we are hosting a live webcast of today’s call, which you can access in the same section.
At this time, management would like to inform you that certain statements made during this call, which are not historical, may constitute forward-looking statements within the meaning of the Private Securities litigation Reform Act of 1995. Although Lexington believes the expectations reflected in the forward-looking statements are based on reasonable assumptions Lexington can give no assurance that its expectations will be obtained. Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today’s press release and from time to time in Lexington’s filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

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With us today from management are Will Eglin, CEO and President, Michael Ashner, Executive Chairman, Robert Roskind, Co-Vice Chairman, Patrick Carroll, Chief Financial Officer, Natasha Roberts, Executive Vice President and Director of Real Estate Operations and other members of management.
I’d like to turn the call over to Will for his opening remarks.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
Thanks Lisa and welcome to all of you. Thank you for attending our fourth quarter conference call. We are pleased to report our results for 2007 and the fourth quarter, which was an exceptional quarter for the company and a year of great progress for Lexington during a time of tumultuous change in the capital markets.
For the fourth quarter the company’s funds from operations totaled $21.3 million or 20 cents per share. It is a bit misleading because FFO was reduced by about 23 cents per share due to $5.5 million of debt prepayment penalties on properties that we sold, an impairment charge of $17.2 million relating to three properties formerly leased to tenants in the automotive sector, $5.5 billion of impairment charges relating to several bond investments in Concord debt holdings, $2.3 million of formation costs relating to our joint venture with Inland. These were offset by lease terminations and promoted interest receipts of about $5.9 million. Absent these one-time items, FFO would have been 42 cents for the quarter and $1.83 for the year. Our guidance for 2007 was in the range of $1.75 to $1.85 per share.
From an investment standpoint, it was a fairly quiet quarter with activity limiting to share repurchases, a single property acquisition and a modest increase in our investment in Concord Debt Holdings, which continues to perform in line with our expectations.
As previously mentioned Concord recognized and $11 million impairment charge on its investments as a result of marking several investment grade rated bond investments to market levels even though all payments on these investments are current. Our share of this charge is $5.5 million. We believe that our investment in Concord will improve in 2008 to the extent we redeploy loan pay off proceeds into new investments or make new loans at higher yields.
In the fourth quarter of 2007 we had our first closing with Inland on $408.5 million of specialty single tenant real estate into our co-investment program and have closing schedules subject to standard closing conditions for $335 million of additional properties that we expect will bring the assets of the co-investment programs to roughly $743.5 million. We are very optimistic about our opportunities to grow this program. We and Inland have committed an aggregate of $150 million of equity to make new investments 15 percent of which will come from Lexington.
In addition, we continue to execute on our disposition program during the fourth quarter by completing 20 Sales for $243.8 million at an average cap rate of 7.6 percent, which generated gains of $53.1 million. Our total disposition volume for the year was $473 million. We are very pleased with the prices that we obtained during

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the year when property valuations were for the most part very favorable for sellers. We presently have roughly $156 million of properties under contract to sell. That being said, the market is much different now compared to six months ago. We expect disposition levels to return to a normal annual rate of about 2%-5% of the portfolio going forward.
On the leasing front, we had very strong activity with 19 leases executed or extended in the quarter. This led to an occupancy level of approximately 96 percent at quarter end. We believe that leasing activity remains strong throughout our portfolio.
Adjusted for the $2.10 special distribution we acquired 2.6 million of our own common shares at an average net effective price of $15.62 per share, which brought our total for the year to 9.8 million shares repurchased at an average net effective price of $17.73 per share. We presently have 4.8 million shares eligible for purchase under our current authorization.
Assuming a successful second closing with Inland, we expect to reposition about $1.2 billion of assets out of our portfolio at a cap rate of 7.6 percent under our strategic restructuring plan. This is a significant accomplishment for us which led to the payment of a special dividend of $2.10 per share. As a result of returning so much capital to shareholders, we reset our dividend to $1.32 per share in an announcement last week. Overall, through the special dividend and share repurchases we have returned over $400 million to our shareholders since the beginning of last year. Our decision to monetize these assets and return capital to shareholders reflected our view that we have been in an extremely favorable valuation environment. These conditions have now passed and we believe that 2008 will be a year characterized by more attractive investment opportunities. It has been several years since we thought that that was the case.
As a result of closing a smaller transaction with Inland in 2007 and deferring a portion of that transaction to 2008, the taxable gain relating to the transaction was reduced significantly. This has created an opportunity for Lexington to retain capital and reinvest the joint venture proceeds in properties at a time when we believe prices and yields are becoming more attractive. As a result, we do not currently believe that there will be any further special distributions at this time. We are very pleased to have financial flexibility in an environment for the first time in several years looks to be very attractive to us.
Now I will turn the call over to Pat who will take you through our results in more detail.
Patrick Carroll - Lexington Realty Trust - CFO
Thanks Will. The results of operations in the fourth quarter of 2007 include the impact of the Newkirk (ph) Merger which occurred on December 31st 2006 and the acquisitions of our 4 co-investment programs in the second quarter of ‘07. These are the primary drivers of all fluctuations between the periods.
During the quarter, Lexington had gross revenues of $122.3 million. Advisory and incentive fee income was approximately $1.4 million compared to $1.1 million in the same quarter last year. The increase relates to a $1.1 million fee earned on the sale

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of a property in our advisory business offset by a reduction in fees due to the acquisition of the 4 co-investment programs. We provided in our supplement on page 31 the details of the components of the Advisory and incentive fees and equity earnings for the year ended December 31st 2007.
Under GAAP, we are required to recognize revenue on a straight-line basis over the non-cancellable lease terms plus any periods covered by bargain renewal options. In addition the amortization of above and below market leases are included directly in rent to revenue. In the quarter cash rents were in excess of GAAP rents buy about $6.7 million including the affect of above and below market leases. We have also included in the supplement on page 39 our estimates of both cash and GAAP rents for 2008 through 2012.
Quarterly G&A was down about $9 million compared to the same quarter last year. This relates primarily to the acceleration of vesting of common shares in the fourth quarter of 2006 of about $10.8 million offset by the occurrence of a $2.2 million fee in the fourth quarter of 2007 related to our Inland joint venture formation.
Now looking at the balance sheet we believe it continues to be in good shape. At quarter end we had about $3 billion of debt outstanding. Including debt on properties held for sale which had a weighted average interest rate of about 5.9 percent. We have $412 million of cash at quarter end. Cash balances are primarily due to the capital transactions we completed late in the fourth quarter.
Included in intangibles is the allocation of the purchase price of properties related to in place and above market leases and customer relationships in accordance with FAS 141. Also we have approximately $217 million in below market lease liability. Included in properties held for sale are 3 properties that meet the definition as held for sale in accordance with GAAP. The liabilities in discontinued operations are mortgages of $85.3 million and the remainder is primarily below market leases related to one of the properties. The significant component of other assets and liabilities are included on page 30 of our supplement.
Now I would like for Natasha Roberts, Executive Vice President and Director of Real Estate Operations to discuss our leasing and expansion activities. Natasha.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Thanks Pat. As of December 31,2007, after selling 20 properties for $244 million and acquiring one property for $13.7 million during the fourth quarter and including the 34 properties that are held in joint ventures our portfolio totaled approximately 51 million square feet. At year end 96 percent leased and we expect to remain at or above 94 percent leased through 2008.
During the fourth quarter we signed 19 leases covering approximately 1.9 million square feet. Out of the 19 leases 12 were new and accounted for about 700,000 square feet and 7 were renewals, extensions which accounted for 1.2 million square feet.

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7 leases totaling approximately 300,000 square feet expired during the quarter and were not renewed.
As of year-end we had 35 leases in our consolidated portfolio scheduled to expire in 2008. This represents $25.6 million in GAAP revenue and 55 leases scheduled to expire in 2009 representing $48.4 million in GAAP revenue. These amounts represent 6.2 percent and 11.8 percent respectively of our consolidated portfolio GAAP revenues as of December 31, 2007.
Leasing activity has been and continues to be strong. Year to date we have executed 8 leases, 1 new lease for 2,000 square feet and 7 lease extensions totaling approximately 855,000 square feet.
Fixed leases are scheduled to expire in the first quarter 2008 that will total approximately 690,000 square feet. We have been generating strong interest from alternative users and are optimistic that we will be able to lease these properties.
We are currently expanding approximately 155,000 square feet with our existing tenants at 4 locations and we are in discussions for 2 other potential expansion projects that will total an additional 110,000 square feet.
100 Light Street. As many of you know this property is our most significant asset and is subject to our largest lease. I would like to give you an update on the current developments at the building. During the fourth quarter of 2007 we began construction of a 10 story-parking garage adjacent to the building at a cost of approximately $20 million. The garage is slated for completion by the end of the year and it will add approximately 530 parking spaces plus 10,000 square feet of ground floor retail. This will bring up parking ratio of the building to 1.6 per thousand. The additional parking spaces will bring the parking ratio in line with the other class A office properties in the market and this will ensure our asset’s competitiveness.
We signed an agreement with LEG (ph) that gives us the right to take back space as needed on the lower floor of the building for the purpose of back filling the office tower prior to lease expirations in October 2009. Our present expectation is that LEG (ph) will need to extend their occupancy through the end of 2009. Upon the LEG (ph) lease expiration the property is expected to be 23 percent leased assuming no additional leasing prior to expiration. However with the 20-month head start on re-leasing the lower floors we are optimistic that we can get the building to 50 percent leased. If successful our vacancy in 2010 will be limited to the desirable upper 18 floors of the building.
In conclusion we are pleased with our leasing success in the fourth quarter and the early part of 2008. It is over this time period that we have signed a total of 13 new leases on approximately 670,000 square feet and we have extended 14 leases covering approximately 2.7 square feet. Leasing prospects remain strong and we continue to see good activity on much of our remaining available space.
Now I would like to turn the call back over to Will.

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T. Wilson Eglin - Lexington Realty Trust - President, CEO
Thanks Natasha. Overall we are very pleased with 2007 and believe that our strategic restructuring plan including our disposition program and repositioning of assets was the right strategy for us in view of where property evaluations were when we started the year. That being said since last summer of the pace at which capital market conditions have changed from a time of extreme excess liquidity to the polar opposite has been breathtaking. In our view that means that we think there will be very good growth opportunities for Lexington as we continue through 2008. So we are very pleased to have cash and financial flexibility as we begin the year.
We believe that our balance sheet continues to be in good shape with manageable leverage, limited near-term refinancing exposure and sufficient liquidity. In fact we now only have $22.5 million of debt maturing in 2008. This quarter we have paid down about $89.5 million of our exchangeable notes for a total cost of $78.2 million. In that debt repayment transaction we increased our net asset value by $11.3 million and will earn a return to maturity of about 9 percent as a result of paying off the debt at a discount to its face amount.
We believe that we have strong financial capacity to act on investment opportunities as they arise and this consists of first our cash, second our $200 million untapped credit facility, third our joint venture equity commitment from Inland, proceeds from property sales under contract and continuing proceeds expected in the retail area during the balance of the year. In addition over the next 5 years we have about $260 million of mortgage amortization on our debt. As we are burning off our debt so quickly we will be building up equity in our real estate that we can tap overtime via refinancing and use that capital to continue to grow.
With respect to guidance we do expect disposition volume is for 2008 to be less than last year. For closing what is under contract we are going to stay focused on opportunistic property sales. We are quite price sensitive in this environment and there will be a particular focus on our retail property sales.
In the fourth quarter of 2007 we sold 9 retail properties. We presently have 94 properties in the portfolio and 13 of them are presently under contract. The slower pace of sales means that we will have time to reinvest our sales proceeds in other income producing assets. As a look at the year overall we have a wide variety of alternatives with respect to how we deploy cash, sales proceeds, and joint venture proceeds and these include joint venture and direct acquisitions in the net lease area, debt investments, securities, repurchases, and debt reduction. So our guidance that we announced last year for the year for funds from operations per share of $1.56 to $1.64.
That ends our formal remarks. Operator We will turn it back to you for the question and answer session.
Operator
Thank you. Ladies and gentleman at this time we will be conducting a question and answer session. [Operator Instructions] Our first question comes from the line of John Guinee with Stifel Nicholas. Please go ahead with your question.

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John Guinee - Stifel Nicolaus
Thank you. Hey Pat if I look at FFO of $1.60 plus or minus and then go to page 39, is your - for lack of a better term an adjusted FF0 before CapEx and leasing commissions because of your cash exceeding year GAAP rents add another 10 cents per share to that?
Patrick Carroll - Lexington Realty Trust - CFO
That is about right, John. Yes.
John Guinee - Stifel Nicolaus
Okay and then second Will, John, Pat, Natasha it looks to us as if 2008 and 2009 you are fairly flush with cash and can easily cover and grow the dividend, but 2008 with a loss of about $27 million in rent from the burn off of the master lease at 100 Light looks to us as if you are in a fairly precarious position. Can you comment on that?
Unidentified Member of Management
Let me look. Our view when we reset the dividend to $1.32 was we chose a level that would be sustainable and grow able based on our current outlook with respect to the portfolio and how we hope to grow it over the next several years. So you are absolutely right that over the balance of this year and next year is when we work our way through the step down renewal process in the portfolio. There after we think we are in a position where we will have very good internal growth in the portfolio as we turned over leases. So you are absolutely right that we are continuing to be on the down slope as we expected from revenue. But our forecast after we get to that point is that we will have very good internal growth dynamic for the portfolio.
John Guinee - Stifel Nicolaus
So is it safe to say that when you reset your dividend, Pat was using a five-year model as opposed to a two-year model?
Patrick Carroll - Lexington Realty Trust - CFO
That is correct.
John Guinee - Stifel Nicolaus
All right. Thanks.
Operator
Our next question comes from the line of Anthony Paolone with J.P. Morgan Chase. Please go ahead with your question.
Anthony Paolone with J.P. Morgan Chase
Thanks. Good morning. Natasha you went through all the leasing activity and I am just trying to tie together because it seems like you had a lot of activity in the fourth quarter and going into the first quarter here but you also mentioned the leases that actually expired in the fourth quarter did not - are vacant I guess at the moment. I am trying to tie together where this all nets out say from an occupancy and cash flow point of view for the next few quarters.

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Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
From an occupancy standpoint we still expect to be about 95 percent leased because we do have a number of lease renewals that were signed. And from a cash standpoint, Pat I will let you or someone else comment on that.
Patrick Carroll - Lexington Realty Trust - CFO
The properties that expired in the fourth quarter although the square footage was high, they did not generate significant amounts of cash rent Tony. So honestly the impact of those expirations really shouldn’t have any type of significant impact on us.
Anthony Paolone with J.P. Morgan Chase
So for instance, the 1.9 million square feet of leasing you did in 4Q how much of that was—when were those—how much of that was say empty space that was already existing vacancy verses doing extensions or renewals for expirations that were further out in 2008, 2009, etc?
Unidentified Member of Management
Let me flip to that page Tony.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
7 of them were renewal extensions and that was 1.2 million square feet.
Anthony Paolone with J.P. Morgan Chase
And when —
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Of the 19.
Anthony Paolone with J.P. Morgan Chase
And when were those originally set to expire?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
At the end of the fourth quarter.
Anthony Paolone with J.P. Morgan Chase
Of 07?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Of 07.
Anthony Paolone with J.P. Morgan Chase
Okay, and then looking to 2008 it seems like the big leases are Raytheon, Boeing, and Associates First Capital are fairly large what are the prospects for those either renewing or finding new tenants for the space?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
We have started the marketing of those and with respect to the Raytheon building it is substantially subleased so we believe that the subtenants will stay in the building. We expect 70 percent occupancy upon the Raytheon lease expiration of tenants?

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Unidentified Member of Management
With respect to Boeing we expect to have a renewal there.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Again with a subtenant.
Unidentified Member of Management
And your other one was Associates?
Anthony Paolone with J.P. Morgan Chase
Yes.
Unidentified Member of Management
That is small. (inaudible)
Anthony Paolone with J.P. Morgan Chase
Yeah.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Again there are mostly subtenants in that building so we don’t expect that much vacancy.
Anthony Paolone with J.P. Morgan Chase
Okay. What about capital costs relating to this leasing activity? (inaudible) Tenant improvements, leasing commissions is there a number or a level that we should be looking at for say 2008 and 2009?
Unidentified Member of Management
I guess what Tony is asking for is how much on the leases—what is the square footage on the TIs are we getting in general compared to a new lease compared to an extension.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
On a new lease I’d say we are probably in the $20 -$30 range and on an extension depending on the property anywhere from $5 to $15 per square foot?
Unidentified Member of Management
Obviously that is for office.
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Yes, and there’s almost always leasing commissions.
Anthony Paolone with J.P. Morgan Chase
Okay. Switching gears on Concord. Do you plan on making additional contributions to Concord in 2008 in terms of new equity put into it from LXP?
T. Wilson Eglin - Lexington Realty Trust - President, CEO

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We will take it as it comes. There’s certainly opportunity in the dead space. It looks to me like we could put capital out at yields that are maybe 400 or 600 basis points wider than at this time last year. We do have some financing capacity there and we still have—we and Winthrop (ph) each have about $6 million committed that has not been funded yet. So I think our first focus is on utilizing that money. Then we will figure out what our strategy is and that could include for example, adding third-party capital to that platform. We will just have to keep you posted as we make our way through the year.
Anthony Paolone with J.P. Morgan Chase
Okay. And with respect to the final tranche of assets getting contributed to the joint venture. In the press release you bolded sort of the hedge statement that there are a number of conditions to get this done. I think financial solvency of the tenants was one of those items cited. Is there something we should be reading into there or is this just - ?
Unidentified Member of Management
It was written by an attorney.
Anthony Paolone with J.P. Morgan Chase
Okay?
Unidentified Member of Management
There is nothing you should be reading into that.
Anthony Paolone with J.P. Morgan Chase
Okay. Great. Thank you.
Operator
Our next question comes from the line of Mark Sivavatone (ph) who is a private investor. Please go ahead with your question.
Mark Sivavatone (ph) - Private investor
Yes. Folks can you comment on the recent stock price and what the prospects our in the future please.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
Sure. I mean the stock price certainly was under pressure toward the end of last year. There is a huge huge trade off REITs in general I think since the top roughly a year ago the REIT market is down about 27 percent. We are obviously not immune to that. One thing I would just remind you about is that we did pay a huge special distribution of $2.10. So I actually looked at our performance over the last 12 months and we are in the top quartile of REITs which pleased me. I think there has been some - a little bit of confusion about the company’s strategy because of forming this joint venture and ending up having a special distribution that was smaller than we thought. I think I am optimistic that we are in a position to get rid of any confusion and lack of clarity that has been sort of hanging over the stock now that we have given guidance for this year and our strategic restructuring plans are for the most part largely behind us. We

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are looking forward to getting out on the road and hopefully introducing the company to new investors.
Mark Sivavatone (ph) - Private investor
Thank you.
Operator
Our next question comes from the line of Sheila McGrath KBW. Please go ahead with your question.
Sheila McGrath of KBW
Yes, thanks. Will I was wondering if you could repeat what you said about I miss some of it on the repurchasing of the debt securities.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
If you recall about a year ago we did an exchangeable notes offering of $450 million. We affectively repurchased $89.5 million of that debt during the first quarter for a total cost of $78.2 million. What we really did is we bought back those bonds at an average price of about 87.5% of par value. That is roughly a discount of $11 million when you factor that discount in we will be getting a return on our investment of a little over 9 percent between now and maturity. I guess the comment there is what has happened in the debt capital markets has been problematic for some people but in this case we thought it created a really good opportunity for us to deleveraged the balance sheet and make a nice return at the same time.
Sheila McGrath of KBW
Okay great. And then can you give us again the timing of the next Inland closing and what that does to cash balances.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
I am expecting it will be between March 15th and March 31st. How much cash Pat? About $80 million of cash.
Sheila McGrath of KBW
All right. Thank you.
Operator
Our next question comes from the line of Frank Graywit (ph) with R. Reiff (ph). Please go ahead with your question.
Frank Graywit (ph) with R. Reiff (ph)
Hi guys. Could you outline what your recurring CapEx budget is - base building?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
I think that the right way to look at it is to - I mean it will fluctuate during depending on how much roll over and the like that we have but taking about 15 cents per foot on the portfolio is probably about the right number.
Frank Graywit (ph) with R. Reiff (ph)

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And then what was the for the quarter what was the total CapEx amount the TI plus LC plus recurring CapEx?
Unidentified Member of Management
In the least cost - hold on one second. I don’t have it for the quarter. For the year we spent about $5.7 million in leasing commissions and we spent I don’t have the exact number in front of me we spent a few million dollars on TIs.
Frank Graywit (ph) with R. Reiff (ph)
Okay and then going into 2008 and 2009 with the higher roll you can do the math but with all the subtenants in these portfolios when Raytheon rolls out and what not what do you expect the total TI and CapEx budgets to be?
Unidentified Member of Management
In total we have roughly 6.8 percent of revenue rolling this year. Natasha if you - I think it gets to what we expect with respect to retention of leases expiring and if we’re at the 50 percent level I think you have to take magnitude $25 a foot on that square footage and 10 on the balance.
Frank Graywit (ph) with R. Reiff (ph)
Okay and then typically is that what you renew at around 50 percent?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
No, typically we renew at about 85 percent. But when you get to this point in the year and you still have these leases yet to expire, you are down well below that.
Frank Graywit (ph) with R. Reiff (ph)
And then on the sublease tenants is that considered a new or renewal CapEx? Are you going to be providing dollars when Raytheon and others expire?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
If we need to provide dollars it will be renewal dollars.
Frank Graywit (ph) with R. Reiff (ph)
Renewal dollars?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
Yes.
Frank Graywit (ph) with R. Reiff (ph)
Is there a roll down in those rents? I’m assuming that there is.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
On sublease rents?
Natasha Roberts - Lexington Realty Trust - EVP, Dir Real Estate Operations
No. They’re pretty much at market.
Frank Graywit (ph) with R. Reiff (ph)

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Okay.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
It generally gets better when they are direct leases.
Frank Graywit (ph) with R. Reiff (ph)
Okay, thanks.
Operator
Our next question comes from the line of Sabena Bhatia with Basso Capital (ph). Please go ahead with your question.
Sabena Bhatia with Basso Capital (ph)
Hi. I apologize if I missed this but can you please give some details on the impairment charges the $22.7 million?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
Yes, $5.5 million of it related to the Concord loan portfolio where there was an impairment taken on several investment grade rated bonds even though those bonds are all paying currently. And the balance is attributable to 3 properties that were formerly leased to tenants in the automotive sector. 1 of those properties in Overland Ohio was actually sold in the fourth quarter but the 2 others are in the Detroit market and while we have gotten sort of past automotive from a credit standpoint, our vacancy in that market has been really tough.
Sabena Bhatia with Basso Capital (ph) Where do you see the vacancy occupancy (inaudible). 2009 (inaudible). Can you give us some color?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
I’m sorry. Could you repeat the question.
Sabena Bhatia with Basso Capital (ph)
Where do you see the occupancy rate going as far as the automotive industry is concerned in 2009? Do you see it getting any better? Can you give us any color at all?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
We are down to those 2 significant vacancies.
Sabena Bhatia with Basso Capital (ph)
Okay.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
And that is really it. We have marked them down to what we think are quite conservative valuations. I’m hopeful that we will have a chance to sell 1 of those empty buildings this year.
Sabena Bhatia with Basso Capital (ph)

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236
Phone: 888-301-5399
Fax: 804-327-7554
info@vcall.com
www.vcall.com
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Okay.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
With any luck hopefully by the end of this year we will be at a minimum sold 1 of those buildings and have continued to reduce our exposure to Michigan.
Sabena Bhatia with Basso Capital (ph)
Okay great. Thank you so much.
Operator
Our next question comes from the line of William Siegel with William Siegel Incorporated. Please go ahead with your question.
William Siegel with William Siegel Incorporated
Thank you folks. Y’all are experienced landlords and as you look at your rent rolls, tenants, subtenants what is your feeling collectively about the credit worthiness, the longevity, delinquencies etc on your tenants across the board?
T. Wilson Eglin - Lexington Realty Trust - President, CEO
It is really good. About 56 percent of rents come from investment-grade tenants. 1 of the things that we wanted to do last year was to take advantage of the strong valuation market and reposition a bunch of our assets. So what we are left with actually is a much stronger portfolio from a credit standpoint and we have no delinquencies. We are really pleased with how credit quality is in the portfolio.
William Siegel with William Siegel Incorporated
The 56 credit tenants of the balance pretty near credit tenants.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
There is a mix of unrated and noninvestment-grade tenants. Noninvestment grade is roughly 15 percent of revenue. But the unrated tenants on average are probably in that triple B or triple B minus range. A lot of people look at its as just saying gosh it’s unrated and that means is not a good company. But the truth is that a lot of them are either small but highly profitable companies or companies that don’t have debt to rate.
William Siegel with William Siegel Incorporated
But among those that are 60 days or so late on their rent would that be —
T. Wilson Eglin - Lexington Realty Trust - President, CEO
We have none. (overlapping speakers)
Unidentified Member of Management
That doesn’t happen.
William Siegel with William Siegel Incorporated
Terrific. Thank you.
Operator

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236
Phone: 888-301-5399
Fax: 804-327-7554
info@vcall.com
www.vcall.com
www.investorcalendar.com

There are no further questions in the queue. I’d like to hand it back over to management.
T. Wilson Eglin - Lexington Realty Trust - President, CEO
Once again I would like to just say thank you for joining our call. We look forward to communicating with you our progress over the next few quarters this year. We are very excited about our prospects for 2008 and as always we appreciate your interest in the company. If you would like to receive our quarterly supplemental package please contact Lisa Soares or you can find additional information on the company on our website www.LXP.com. In addition you may contact me or any other members of senior management with any questions that you may have. Thank you and have a great day everyone.

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236
Phone: 888-301-5399
Fax: 804-327-7554
info@vcall.com
www.vcall.com
www.investorcalendar.com